EXHIBIT 4.6

                               AMENDMENT NUMBER 2
                                     TO THE
                            GUARANTY BANCSHARES, INC.
             EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(k) PROVISIONS)

     Guaranty Bancshares, Inc., Guaranty Bank and Talco Bank, a corporation registered as a bank holding company organized and operated under the laws of the state of Texas and a banking association, hereby adopt the following amendment to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) ("Plan"):

     1. Section 2 of the Plan is hereby amended to add the following definition:

     "IN ADDITION TO OTHER APPLICABLE LIMITATIONS SET FORTH IN THE PLAN, AND NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN TO THE CONTRARY, FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, THE annual COMPENSATION AND ANNUAL ADJUSTED COMPENSATION OF EACH EMPLOYEE TAKEN INTO ACCOUNT UNDER THE PLAN SHALL NOT EXCEED THE OBRA '93 ANNUAL COMPENSATION LIMIT. THE OBRA '93 ANNUAL COMPENSATION LIMIT IS $150,000, AS ADJUSTED BY THE COMMISSIONER FOR INCREASES IN THE COST OF LIVING IN ACCORDANCE WITH SECTION 401(A)(17)(B) OF THE INTERNAL REVENUE CODE. THE COST-OF-LIVING ADJUSTMENT IN EFFECT FOR A CALENDAR YEAR APPLIES TO ANY PERIOD, NOT EXCEEDING 12 MONTHS, OVER WHICH COMPENSATION AND ADJUSTED COMPENSATION ARE DETERMINED (DETERMINATION PERIOD) BEGINNING IN SUCH CALENDAR YEAR. IF A DETERMINATION PERIOD CONSISTS OF FEWER THAN 12 MONTHS, THE OBRA '93 ANNUAL COMPENSATION LIMIT WILL BE MULTIPLIED BY A FRACTION, THE NUMERATOR OF WHICH IS THE NUMBER OF MONTHS IN THE DETERMINATION PERIOD, AND THE DENOMINATOR OF WHICH IS 12.

          FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1, 1994, ANY REFERENCE IN THIS PLAN TO THE LIMITATION UNDER SECTION 401(A)(17) OF THE CODE SHALL MEAN THE OBRA '93 ANNUAL COMPENSATION LIMIT SET FORTH IN THIS PROVISION.

          IF COMPENSATION OR ADJUSTED COMPENSATION FOR ANY PRIOR DETERMINATION PERIOD IS TAKEN INTO ACCOUNT IN DETERMINING AN EMPLOYEE'S BENEFITS ACCRUING IN THE CURRENT PLAN YEAR, THE COMPENSATION OR ADJUSTED COMPENSATION FOR THAT PRIOR DETERMINATION PERIOD IS SUBJECT TO THE OBRA '93 ANNUAL COMPENSATION LIMIT IN EFFECT FOR THAT PRIOR DETERMINATION PERIOD. FOR THIS PURPOSE, FOR DETERMINATION PERIODS BEGINNING BEFORE THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING ON OR AFTER JANUARY 1, 1994, THE OBRA `93 ANNUAL COMPENSATION LIMIT IS $150,000 .

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer Guaranty Bancshares, Inc., Guaranty Bank and Talco Bank, hereby adopt this Amendment Number 2 to the Guaranty

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Bancshares,  Inc.  Employee Stock Ownership Plan (with 401(k)  Provisions) on this 20TH day of DECEMBER, 1994.

                                    GUARANTY BANCSHARES, INC.

                                    By: Bill G. Jones

                                    As Its: CHAIRMAN OF THE BOARD

                                    GUARANTY BANK

                                    By: Art Scharlach

                                    As Its: PRESIDENT


                                    TALCO BANK

                                    By: Rusty Jones

                                    As Its: PRESIDENT

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